Consent of Independent Auditors

The Board of Directors

Genworth Life and Annuity Insurance Company:

We consent to the use of our report dated April 14, 2022, with respect to the statutory financial statements of Genworth Life and Annuity Insurance Company, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Statements of Additional Information.

/s/ KPMG LLP

Richmond, Virginia

April 28, 2022

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genworth Life and Annuity Insurance Company:

We consent to the use of our report dated April 18, 2022, with respect to the financial statements of Genworth Life & Annuity VA Separate Account 1 (comprised of the subaccounts listed in the appendix of our report), incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Statements of Additional Information.

/s/ KPMG LLP

Richmond, Virginia

April 28, 2022